SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 29, 2005

Commission File No. 1-9158

MAI SYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	22-2554549
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

26110 Enterprise Way
Lake Forest, California
92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (949) 598-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On November 29, 2005, we filed our Form 15 with the United States Securities and Exchange Commission which terminated the registration of our securities under Rules 12g-4(a)(1)(i) and 12h-3(1)(i) of the Securities and Exchange Act of 1934.  On November 28, 2005 we completed our 1:150 reverse stock split through an exchange and cash-out of shareholders which reduced the number of our shareholders to 240.  By reducing the number of shareholders to fewer than 300 we were able to terminate the registration of our common stock under Section 12(g) of the Exchange Act and our periodic reporting obligations under Section 13 of the Exchange Act so that we may continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company.

Our common stock is presently traded on the “Pink Sheets.” With the filing of our Form 15 our common stock will not qualify to be traded on any automated quotation system operated by a national securities association and will likely continue  to be traded only in the “Pink Sheets, however, we have no present plans to apply for our common stock to be traded in the Pink Sheets.

Item 9.01.        Financial Statements or Exhibits.

(d) Exhibits Furnished.

99.1. Press Release dated November 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAI SYSTEMS CORPORATION
(Registrant)

Date: November 29, 2005	/s/ W. Brian Kretzmer
W. Brian Kretzmer
Chief Executive Officer and President
(Chief Executive Officer)